As filed with the Securities and Exchange Commission
                            on January 24, 1997
                                              Registration No. 333-
----------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       ___________________________________
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       ____________________________________
                               TOYS "R" US, INC.
____________________________________________________________________________
            (Exact name of registrant as specified in its charter)
        Delaware                                              22-3260693
____________________________________________________________________________
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification
No.)

     461 From Road, Paramus, New Jersey                          07652
____________________________________________________________________________
  (Address of Principal Executive Officers)                    (Zip Code)

                       MANAGEMENT INCENTIVE COMPENSATION PLAN
                             (Full Title of the Plan)
                                Louis Lipschitz
            Executive Vice President and Chief Financial Officer
                               TOYS "R" US, INC.
                                 461 From Road
                           Paramus, New Jersey  07652
                                (201) 262-7800
_________________________________________________________________
       (Name, Address and Telephone Number of Agent for Service)
                                Copy to:
                            Andre Weiss, Esq.
                         Schulte Roth & Zabel LLP
                             900 Third Avenue
                        New York, New York  10022
----------------------------------------------------------------------------
                       CALCULATION OF REGISTRATION FEE

                                Proposed        Proposed
  Title of                       Maximum        Maximum           Amount of
 Securities to  Amount to be   Offering Price  Aggregate        Registration
 be Registered  Registered(1)  Per Share(2)   Offering Price(2)      Fee
____________________________________________________________________________
Common Stock,     1,000,000 shares   $26.00     $26,000,000       $7,878.79
par value $.10
per share
----------------------------------------------------------------------------

-----------------------------------------------------------------
(1) The common stock, par value $.10 per share (the "Common Stock"), of Toys "R" Us, Inc., a Delaware corporation (the "Company"), being registered hereby represents the number of shares reserved for issuance to participants in the Company's Management Incentive Compensation Plan (the "Plan"). The Common Stock will be issued as a result of a Plan participant's designation of a percentage of their incentive compensation award to be received in the form of Common Stock, in lieu of cash, pursuant to the terms of the Plan. The incentive compensation award may be granted by the Management Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee") and, if so designated by the Plan participant, received in the form of Common Stock either as an incentive bonus award or, if authorized by the Committee, as a partnership unit award.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices ($26.00) of the Common Stock as reported on the New York Stock Exchange Composite Tape on January 22, 1997.

-----------------------------------------------------------------

                               EXPLANATORY NOTE
      Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings of shares of Common Stock to be acquired pursuant to the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


             The documents containing information specified in Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


             Item 3.  Incorporation of Documents By Reference.

             The following documents, which have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

             1. The Company's Annual Report on Form 10-K for the fiscal year ended February 3, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference certified financial statements for the Company's fiscal year ended February 3, 1996.

             2. The Company's Quarterly Reports on Form 10-Q for the quarters ended May 4, 1996, August 3, 1996 and November 2, 1996, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

             3. The Company's Current Reports on Form 8-K for July 15, 1996, October 2, 1996 and January 6, 1997.

             4. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on June 5, 1996, filed pursuant to Section 14 of the Exchange Act.

             5. The description of the Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on June 13, 1979 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

             All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.

             Item 4.  Description of Securities.

             Not Applicable.


             Item 5.  Interests of Named Experts and Counsel.

Legal Opinion.

             The legality of the issuance of the Common Stock being registered hereby is being passed upon by Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, counsel for the Company. Andre Weiss, a member of Schulte Roth & Zabel LLP, is the Secretary of the Company.

Experts.

             The consolidated financial statements of Toys "R" Us, Inc. and subsidiaries incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended February 3, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be incorporated by reference in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.


             Item 6.  Indemnification of Directors and Officers.

Limitation of Directors' Liability.

             The Delaware General Corporation Law ("DGCL") provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (iv) for any transaction from which the director derived an improper personal benefit, or
(v) for any act or omission prior to the adoption of such a provision in the certificate of incorporation. The Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability for monetary damages of its directors to the full extent permitted under the DGCL.



Indemnification and Insurance.

             The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. The Company's Restated Certificate of Incorporation provides that a director or officer who is a party to any action, suit or proceeding shall be entitled to be indemnified by the Company to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. The Company has entered into indemnification agreements with each of its directors and intends to enter into indemnification agreements with each of its future directors. Pursuant to such indemnification agreements, the Company has agreed to indemnify its directors against certain liabilities, including any liabilities arising out of this Registration Statement. The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.


             Item 7.  Exemption from Registration Claimed.

             Not Applicable.


             Item 8.  Exhibits.

             The following is a complete list of exhibits filed as a part of this Registration Statement:

          Exhibit No.               Document

              4 Management Incentive Compensation Plan, previously filed as Exhibit 10L to the Company's Annual Report on Form 10-K for the year ended January 29, 1994, which is incorporated herein by reference, as amended on April 20, 1995, such amendment having been previously filed as Exhibit 10.11 to the Company's Registration of Securities of Certain Successor Issuers on Form 8-B dated January 3, 1996, which is incorporated herein by reference. The amendment to such plan adopted on December 10, 1996 is filed herewith

              5                Opinion of Schulte Roth & Zabel LLP

              23.1             Consent of Ernst & Young LLP

              23.2             Consent of Schulte Roth & Zabel LLP
                               (included in Exhibit 5)

              24 Powers of Attorney (see pages II-1 and II-2 of this Registration Statement)



             Item 9.  Undertakings.

             A.	To Update Annually.


             The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i)	To include any prospectus required by Section 10(a)(3) of
the Securities Act;

             (ii)	To reflect in the prospectus any facts or events arising
after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii)	To include any material information with respect to
the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;


             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             B.	Incorporation of Subsequent Exchange Act Documents by
Reference.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


             C.	Indemnification of Officers and Directors.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   REOFFER
PROSPECTUS
                               TOYS "R" US, INC.
                                 461 From Road
                           Paramus, New Jersey  07652
                          Telephone No. (201) 262-7800
                            _______________________
                     Common Stock, par value $.10 per share
                                 1,000,000 Shares
                            ______________________

             This Prospectus relates to the subsequent resale or offer for sale on the New York Stock Exchange, or otherwise, of up to 1,000,000 shares of Common Stock, par value $.10 per share ("Common Stock"), of Toys "R" Us, Inc., a Delaware corporation (the "Company"), that may be acquired by certain persons who may be deemed to be affiliates of the Company pursuant to the receipt by such person of shares of Common Stock as incentive compensation (whether such incentive compensation was granted as an incentive bonus award or as a partnership unit award) granted to such person pursuant to the Company's Management Incentive Compensation Plan (the "Plan"). In connection with such resales or offers for sale, such persons and the brokers through whom such shares may be sold may be deemed to be "underwriters" as that term is defined in Section 2(11) of the Securities
Act of 1933, as amended (the "Securities Act").  The Company will not receive any of the proceeds from the sale of the shares offered hereby. All expenses incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder (as defined herein) will be borne by such Registered
Stockholder.
                            _______________________

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
               BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
                  THE COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                        REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.
                            _______________________

             No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation.
                            _______________________

                 The date of this Prospectus is January 24, 1997.

                             AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"), which may be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is listed on the New York Stock Exchange. Reports, proxy statements, information statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Also, the Company files such reports, proxy statements and other information with the Commission pursuant to the Commission's EDGAR system. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission pursuant to the EDGAR system. The address of the Commission's web site is http://www.sec.gov. A copy of any document incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Prospectus forms a part but which is not delivered with this Prospectus will be provided by the Company without charge to any person to whom this Prospectus has been delivered, upon the oral or written request of such person. Such requests should be directed to Louis Lipschitz, Executive Vice President and Chief Financial Officer, Toys "R" Us, Inc., 461 From Road, Paramus, New Jersey 07652, telephone number (201) 262-7800.

                                  THE COMPANY

             The Company is the world's largest children's specialty retail chain in terms of both sales and earnings. At December 31, 1996, the Company operated 680 toy stores in the United States, 396 international toy stores (including franchise stores), 212 Kids "R" Us children's clothing stores, 6 Babies "R" Us stores and 2 KidsWorld stores. The Company was incorporated in 1993 under the laws of the State of Delaware, and the predecessor of the Company was incorporated in 1928 under the laws of the State of Delaware. The Company has executive offices located at 461 From Road, Paramus, New Jersey 07652, telephone number (201) 262-7800. The Common Stock is listed on the New York Stock Exchange under the symbol "TOY".


                                THE OFFERING

             This Reoffer Prospectus relates to shares of Common Stock that may be acquired by certain key employees (the "Registered Stockholders") of the Company, each of whom may be deemed to be "affiliates" of the Company, pursuant to the receipt of incentive compensation granted to such persons and designated by such persons to be taken in the form of Common Stock, in lieu of cash, under the terms of the Plan. The incentive compensation may be granted by the Management Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee") and, if so designated by the Plan participant, received in the form of Common Stock either as an incentive bonus award or, if authorized by the Committee, as a partnership unit award.

             The address of each Registered Stockholder is c/o Toys "R" Us, Inc., 461 From Road, Paramus, New Jersey 07652.

             The following table sets forth certain information with respect to the Registered Stockholders:

                                                                Number of
                                                                 Shares
                                                               Beneficially
Registered                  Position with                      Owned as of
Stockholder                 the Company                      12/31/96 (1)(2)

Michael                  Vice Chairman of the Board              1,165,862
Goldstein                 and Chief Executive Officer

Robert C.                President and Chief                     1,225,385
Nakasone                 Operating Officer

Louis                    Executive Vice President and              177,148
Lipschitz                Chief Financial Officer

Michael J.               Executive Vice President -                159,985
Madden                   President of U.S. Toy Store
                             Operations Division

Richard L.               Executive Vice President -                217,858
Markee                   President of Kids "R" Us
                             and Babies "R" Us Divisions

Gregory R.               Executive Vice President -                184,941
Staley                   President of Toys "R" Us
                             International Division

Roger C.                 Senior Vice President -                         0
Gaston                   Human Resources

Joseph J.                Vice President-                            15,042
Lombardi                 Controller

_______________________
(1) Includes, among other things, (i) shares (the "Underlying Shares") of Common Stock underlying options granted to each Registered Stockholder under various employee benefit plans of the Company, which options are currently exercisable or exercisable within 60 days of 12/31/96, and
      (ii) shares of Common Stock held in trust for the Registered Stockholders (the "Trust Shares"). Certain of the Registered Stockholders' Underlying Shares and 563 of Mr. Madden's Trust Shares are subject to forfeiture pursuant to the terms of the employee benefit plans. Options for 14,144 Underlying Shares for Mr. Goldstein and 166,339 Underlying Shares for Mr. Nakasone still require the approval of the Company's stockholders. Mr. Nakasone disclaims beneficial ownership of 2,925 of the shares listed as beneficially owned and Mr. Lipschitz disclaims ownership of 2,760 of the shares listed as beneficially owned.

(2) The number of shares of Common Stock, if any, to be issued to any Registered Stockholder is currently an indeterminate number. There are 1,000,000 shares of Common Stock available for issuance to the Registered Stockholders and other participants in the Plan. However, the actual number of shares that will be issued to any Registered Stockholder will be the percentage of incentive compensation granted under the terms of the Plan and designated by such Registered Stockholder to be received in the form of Common Stock, in lieu of cash. The incentive compensation may be granted by the Committee and, if so designated by the Plan participant, received in the form of Common Stock either as an incentive bonus award or, if authorized by the Committee, as a partnership unit award. The Registered Stockholders may designate any portion or none of such incentive compensation to be received in the form of Common Stock.

None of the Registered Stockholders owned more than one percent of the Common Stock outstanding as of December 31, 1996.

Such shares of Common Stock are to be granted by the Company pursuant to the Plan after each Registered Stockholder designates, pursuant to the terms of the Plan, a percentage of their incentive compensation award to be received in the form of shares of Common Stock, in lieu of cash. The incentive compensation award may be granted by the Committee and, if so designated by the Plan participant, received in the form of Common Stock either as an incentive bonus award or, if authorized by the Committee, as a partnership unit award.

Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Registered Stockholders through brokers on the New York Stock Exchange or otherwise, at the prices prevailing at the time of such sales. To the Company's knowledge, no specific brokers or dealers have been designated by the Registered Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities that may be offered pursuant to this Reoffer Prospectus. The Registered Stockholders and any broker or other person through whom sales are made by the Registered Stockholders may be regarded as "underwriters" within the meaning of the Securities Act, although the Registered Stockholders disclaim such status, and their compensation may be regarded as underwriters' compensation.

     The Company will not receive any of the proceeds from the offering hereunder. All expenses incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder will be borne by such Registered Stockholder. On January 22, 1997, the closing market price of the Common Stock, as reported by the New York Stock Exchange, was $ 26.00.


                                   EXPERTS

          The consolidated financial statements of Toys "R" Us, Inc., and subsidiaries incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended February 3, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

          Certain legal matters with respect to the Common Stock being offered hereby are being passed upon by Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, counsel for the Company. Andre Weiss, a member of Schulte Roth & Zabel LLP, is the Secretary of the Company.


                   DOCUMENTS INCORPORATED BY REFERENCE

                Incorporated herein by reference and made a part hereof are:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended February 3, 1996, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended May 4, 1996, August 3, 1996 and November 2, 1996, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

          3. The Company's Current Reports on Form 8-K for July 15, 1996, October 2, 1996 and January 6, 1997.

          4. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on June 5 1996, filed pursuant to Section 14 of the Exchange Act.

          5.     The description of the Company's Common Stock contained in
Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on June 13, 1979 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All of such documents are on file with the Commission. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities to be offered pursuant hereto have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.


                               INDEMNIFICATION

Limitation of Directors' Liability.
-----------------------------------

          The Delaware General Corporation Law ("DGCL") provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (iv) for any transaction from which the director derived an improper personal benefit, or
(v) for any act or omission prior to the adoption of such a provision in the certificate of incorporation. The Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability for monetary damages of its directors to the full extent permitted under the DGCL.

Indemnification and Insurance.
------------------------------

          The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. The Company's Restated Certificate of Incorporation provides that a director or officer who is a party to any action, suit or proceeding shall be entitled to be indemnified by the Company to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. The Company has entered into indemnification agreements with each of its directors and intends to enter into indemnification agreements with each of its future directors. Pursuant to such indemnification agreements, the Company has agreed to indemnify its directors against certain liabilities, including any liabilities arising out of this Prospectus. The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.

============================================================================

                                  TABLE OF CONTENTS

                                Page

Available Information........   A-2

The Company..................   A-2

The Offering.................   A-3

Experts......................   A-5

Legal Matters................   A-5

Documents Incorporated
by Reference.................   A-5

Indemnification..............   A-6

        ---------------

Toys "R" Us, Inc. has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement under the Securities Act of 1933 with respect to this Offering. This Prospectus omits certain information contained in the Registration Statement. The information omitted may be obtained from the Securities and Exchange Commission upon payment of the regular charge therefor.

TOYS "R" US, INC.

1,000,000 Shares

---------------

COMMON STOCK,
PAR VALUE
$.10 PER SHARE

--------------

PROSPECTUS

January 24, 1997

============================================================================

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on this 24th day of January, 1997.

                                                TOYS "R" US, INC.

                                                 By:  /S/ Louis Lipschitz
                                                   ----------------------
                                                   Louis Lipschitz
                                                   Executive Vice President
                                                   and Chief Financial
                                                   Officer

                                  POWER OF ATTORNEY

         The Registrant and each person whose signature appears below hereby appoint Michael Goldstein and Louis Lipschitz, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on this 24th day of January, 1997.

Name and Signature                             Title
---------------------                          -----

/s/Charles Lazarus                 Chairman of the Board
---------------------

/s/Michael Goldstein               Vice Chairman and Chief
---------------------              Executive Officer (Principal Executive
                                   Officer)

/s/Robert C. Nakasone              Director, President and
----------------------             Chief Operating Officer

/s/Louis Lipschitz                 Executive Vice President and
-------------------                Chief Financial Officer
                                   (Principal Financial Officer)

/s/Joseph J. Lombardi              Vice President - Controller
----------------------             (Principal Accounting Officer)


/s/Robert A. Bernhard              Director
---------------------

/s/RoAnn Costin                    Director
----------------

/s/Milton S. Gould                 Director
-------------------

/s/Shirley Strum Kenny             Director
----------------------

/s/Norman S. Matthews              Director
----------------------

/s/Howard W. Moore                 Director
----------------------

/s/Harold M. Wit                   Director
----------------------

EXHIBIT INDEX

           Exhibit No.             Document

              4 Management Incentive Compensation Plan, previously filed as Exhibit 10L to the Company's Annual Report on Form 10-K for the year ended January 29, 1994, which is incorporated herein by reference, as amended on April 20, 1995, such amendment having been previously filed as Exhibit 10.11 to the Company's Registration of Securities of Certain Successor Issuers on Form 8-B dated January 3, 1996, which is incorporated herein by reference. The amendment to such plan adopted on December 10, 1996 is filed herewith

              5                Opinion of Schulte Roth & Zabel LLP

              23.1             Consent of Ernst & Young LLP

              23.2             Consent of Schulte Roth & Zabel LLP
                               (included in Exhibit 5)

              24 Powers of Attorney (see pages II-1 and II-2 of this Registration Statement)